Filed Pursuant to Rule 424(b)(3)

Registration No. 333-155800

September 2009 Performance Update

The Frontier Fund Supplement Dated October 9, 2009 to Prospectus Dated May 26, 2009

The Frontier Fund Class 2 Original

T H E    F R O N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

September performance for the various Series of The Frontier Fund is detailed below: *

The Frontier Fund Class 2 Original	September 30, 2009	September 30, 2009	NAV /Unit
	MTD	YTD
Balanced Series-2	2.24%	0.06%	$142.52
Balanced Series-2a	2.19%	-0.39%	$120.82
Campbell/Graham/Tiverton Series-2	3.37%	-2.59%	$120.92
Currency Series-2	2.55%	-10.82%	$97.47
Long/Short Commodity Series-2	1.33%	12.17%	$122.58
Winton/Graham Series-2	3.93%	-2.31%	$128.44
Winton Series-2	2.94%	-7.37%	$129.72
Long Only Commodity Series-2	4.42%	14.19%	$85.02
Managed Futures Index Series-2	-0.76%	-9.64%	$126.24

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of September 30, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,443,634.00
Unrealized trading gain/(loss)			(403,797.46)
Less: commissions			(78,463.85)
Less: FCM fees			(25,816.96)
Foreign currency gain/(loss)			4,593.88
Interest income			17,615.70

Total Income			1,957,765.31

EXPENSES

Management fees			16,227.70
Incentive fees			56,116.09

Total Expenses			72,343.79

Net Income (Loss)			$1,885,421.52

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	605,975.44851	$84,471,761.13	139.40
Current month additions	—	—
Current month redemptions	(5,507.48070)	(779,083.85)
Net Income (loss) for current month		1,885,421.52

Net Asset Value, end of current month	600,467.96781	$85,578,098.80	142.52

	Monthly rate of return		2.24%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$98,942.45
Unrealized trading gain/(loss)			(16,216.18)
Less: commissions			(3,176.87)
Less: FCM fees			(1,045.09)
Foreign currency gain/(loss)			186.14
Interest income			3,516.57

Total Income			82,207.02

EXPENSES

Trading Fee			4,542.93
Management fees			703.56
Incentive fees			2,274.28

Total Expenses			7,520.77

Net Income (Loss)			$74,686.25

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	28,845.17517	$3,410,469.37	118.23
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		74,686.25

Net Asset Value, end of current month	28,845.17517	$3,485,155.62	120.82

	Monthly rate of return		2.19%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$272,625.96
Unrealized trading gain/(loss)			127,935.85
Less: commissions			(3,883.25)
Less: FCM fees			(4,228.28)
Foreign currency gain/(loss)			425.62
Interest income			2,710.41

Total Income			395,586.31

EXPENSES

Management fees			24,839.99
Incentive fees			27,708.69

Total Expenses			52,548.68

Net Income (Loss)			$343,037.63

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	87,418.74824	$10,226,682.50	116.99
Current month additions	—	—
Current month redemptions	(660.35492)	(78,585.99)
Net Income (loss) for current month		343,037.63

Net Asset Value, end of current month	86,758.39332	$10,491,134.14	120.92

	Monthly rate of return		3.37%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(38,673.06)
Unrealized trading gain/(loss)			439,408.92
Net change in inter-series payables			(325,675.19)
Less: FCM fees			(6,208.28)
Interest income			3,952.13

Total Income			72,804.52

EXPENSES

Management fees			7,953.42
Incentive fees			1,338.67

Total Expenses			9,292.09

Net Income (Loss)			$63,512.43

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	26,274.29169	$2,497,214.15	95.04
Current month additions	—	—
Current month redemptions	(147.41429)	(14,167.70)
Net Income (loss) for current month		63,512.43

Net Asset Value, end of current month	26,126.87740	$2,546,558.88	97.47

	Monthly rate of return		2.55%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$38,025.26
Unrealized trading gain/(loss)			330.30
Less: commissions			—
Less: FCM fees			(354.82)
Foreign currency gain/(loss)			—
Interest income			1,195.15

Total Income			39,195.89

EXPENSES

Management fees			914.23
Incentive fees			—

Total Expenses			914.23

Net Income (Loss)			$38,281.66

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	10,643.35955	$866,615.59	81.42
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		38,281.66

Net Asset Value, end of current month	10,643.35955	$904,897.25	85.02

	Monthly rate of return		4.42%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$356,830.10
Unrealized trading gain/(loss)			228,958.16
Less: commissions			(6,375.35)
Less: FCM fees			(5,225.23)
Foreign currency gain/(loss)			213.37
Interest income			3,404.83

Total Income			577,805.88

EXPENSES

Management fees			32,181.21
Incentive fees			52,895.14

Total Expenses			85,076.35

Net Income (Loss)			$492,729.53

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	102,209.72935	$12,631,807.87	123.59
Current month additions	—	—
Current month redemptions	(2,147.16752)	(272,105.48)
Net Income (loss) for current month		492,729.53

Net Asset Value, end of current month	100,062.56183	$12,852,431.92	128.44

	Monthly rate of return		3.93%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$108,294.75
Unrealized trading gain/(loss)			217,871.30
Less: commissions			(1,172.99)
Less: FCM fees			(4,281.36)
Foreign currency gain/(loss)			351.68
Interest income			2,785.55

Total Income			323,848.93

EXPENSES

Management fees			20,857.74
Incentive fees			—

Total Expenses			20,857.74

Net Income (Loss)			$302,991.19

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	82,724.05567	$10,424,901.79	126.02
Current month additions	—	—
Current month redemptions	(3,060.40342)	(393,604.89)
Net Income (loss) for current month		302,991.19

Net Asset Value, end of current month	79,663.65225	$10,334,288.09	129.72

	Monthly rate of return		2.94%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$644,589.31
Unrealized trading gain/(loss)			(353,571.48)
Less: commissions			(19,194.62)
Less: FCM fees			(5,924.08)
Foreign currency gain/(loss)			(348.27)
Interest income			19,726.63

Total Income			285,277.49

EXPENSES

Management fees			54,325.40
Incentive fees			36,702.32

Total Expenses			91,027.72

Net Income (Loss)			$194,249.77

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	119,930.47740	$14,507,290.12	120.96
Current month additions	—	—
Current month redemptions	(874.13817)	(107,754.43)
Net Income (loss) for current month		194,249.77

Net Asset Value, end of current month	119,056.33923	$14,593,785.46	122.58

	Monthly rate of return		1.33%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$29,421.45
Unrealized trading gain/(loss)			(46,328.07)
Less: commissions			(659.66)
Less: FCM fees			(925.63)
Foreign currency gain/(loss)			1,890.31
Interest income			3,122.47

Total Income			(13,479.13)

EXPENSES

Management fees			3,766.22
Incentive fees			—

Total Expenses			3,766.22

Net Income (Loss)			$(17,245.35)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	17,783.74481	$2,262,192.40	127.21
Current month additions	—	—
Current month redemptions	(44.48102)	(5,615.10)
Net Income (loss) for current month		(17,245.35)

Net Asset Value, end of current month	17,739.26379	$2,239,331.95	126.24

	Monthly rate of return		-0.76%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 2